Exhibit 99.1
PlanetOut Reports Second-Quarter 2005 Results
Posts Record Revenue and Adjusted EBITDA on Strong Advertising Growth and
Record Low Subscriber Churn
SAN FRANCISCO, August 2, 2005 — PlanetOut Inc. (Nasdaq: LGBT) today reported its financial results for the second quarter ended June 30, 2005.
“We are pleased with our financial and operating results for the second quarter, including record performance in our advertising services business which had 50–percent growth over the prior year quarter, and a record low subscriber churn rate of eight percent in our subscription services business,” said Lowell Selvin, chairman and chief executive officer. “We met our financial goals for the quarter, achieving record total revenue of $8.1 million, representing 32–percent revenue growth over the prior year’s quarter, and record Adjusted EBITDA of $1.7 million, or 47–percent growth over the prior year’s quarter, demonstrating that our fundamentals continue to be strong, and enabling us to build on a solid foundation.
“Accompanying our solid second-quarter performance are some near-term factors, primarily our decision to be more aggressive about international promotional campaigns and the temporary reallocation of development resources from new features and service enhancements to infrastructure and compliance work, that we believe may shift some of our subscription services growth from the second half of 2005 into 2006,” said Selvin. “At the same time, we are in discussions on a number of corporate development transactions that, if successful, will diversify and grow our revenue base and provide a deeper and broader foundation for the business to continue to expand into 2006 and beyond.”
Second–Quarter Financial Results
Revenue — Total revenue for the second quarter of 2005 was $8.1 million, a 32–percent increase from total revenue of $6.1 million for the second quarter of 2004. Total revenue for the second quarter of 2005 included subscription services revenue of $5.2 million, up 28 percent from $4.1 million for the same quarter a year ago, and advertising revenue of $2.6 million, a
50–percent increase from $1.7 million for the second quarter of 2004.
Income from Operations and Adjusted EBITDA — Income from operations for the second quarter of 2005 was $755,000 compared to a loss of $79,000 in the second quarter of 2004. Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) for the second quarter of 2005 was $1.7 million compared with $1.2 million for the same quarter a year ago. For the second quarter of 2005, both of these items include increases in technical infrastructure investments and quarterly and annual audit fees and expenses related to compliance with the Sarbanes-Oxley Act.
Net Income and Earnings Per Share — Net income attributable to common stockholders for the second quarter of 2005 was $1.0 million or $0.06 per basic and diluted share, compared with a net loss of $212,000, or $(0.37) per basic and diluted share for the second quarter of 2004.
Recent Business Highlights
•	Continued strong subscriber growth with 145,100 total paid subscribers at June 30, 2005, a 31–percent increase compared with 110,600 subscribers at the end of the same period a year ago.

•	Record low subscriber churn of 8.0 percent for the second quarter of 2005, continuing a downward trend from 9.9 percent in the second quarter of 2004 and 8.6 percent in the first quarter of 2005. At the same time, the average subscription length grew to 12.6 months from 10.1 months in the prior year’s period, an increase of 25 percent. This churn reduction and increase in the average subscription length improves the company’s upfront cash flow and increases its deferred revenue balance, thus distributing bookable subscription revenue over a longer period of time providing greater stability and visibility into the company’s business fundamentals.

•	Achieved record advertising sales in the second quarter with new campaigns from Wells Fargo, Finlandia, SunTrust, Bud Light, HBO Home Video, Switzerland Tourism, Canadian Tourism, Virgin Megastore, Remy Cointreau and TLC (The Learning Channel), among others.

•	Laid the groundwork for, and planned the September launch of, PlanetOut Video, a new broadband entertainment service with multimedia programming aggregated from TV networks, movie studios, independent film producers and individual artists. PlanetOut Video, which will be presented across the PlanetOut network of sites, will feature video clips and behind-the-scenes footage from original programs, syndicated programs and films.

•	Hired Peter Kretzman as chief technology officer. Kretzman, with more than 30 years of technology experience, most recently served as the senior vice president of information technology for Classmates Online, Inc., a community connecting over 38 million members.

•	Completed a significant portion of the overhaul of the company’s transaction system, setting the stage for delivery in the third quarter of a substantially redesigned Gay.com site on a new Java-based platform in order to enhance member and subscriber experience and to improve scalability and flexibility, along with the roll-out of Internet protocol (IP) detection for international markets.

•	Planned the launch of an aggressive international marketing campaign, including free promotions for an introductory period, to accelerate the growth of critical mass in key international markets and to coincide with the launch of the newly designed Gay.com site, including support for multiple currencies.
“We are currently implementing plans to accelerate our product launches and expand our growth under the leadership of our new CTO,” said Jeff Soukup, executive vice president and chief financial officer. “These efforts include completing our Java platform migration which will allow us to extend innovative services developed for Gay.com to PlanetOut.com, thereby facilitating renewed subscriber growth on PlanetOut.com, as well as launching new features, like PlanetOut Video, and improving site design and performance to enhance member interaction and increase site activity.
“We continue to be optimistic about our prospects for growth, despite temporary delays in product launches, and we believe that planned activities, particularly the launch of our international campaign, will yield even greater benefits in 2006,” said Soukup.

Business Outlook
The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. The company undertakes no obligation to update these statements. This business outlook does not include results from any potential acquisition transactions that may materially affect the company’s business outlook for the second half of 2005.
The company is updating its third quarter and full-year guidance for 2005. For the third quarter of 2005, the company expects revenue to be between $7.5 million and $8.0 million. The company expects its third-quarter Adjusted EBITDA to be between $1.0 million and $2.0 million, and anticipates GAAP net income to be between $500,000 and $1.0 million. The company expects paid subscribers as of September 30, 2005 to be between 152,000 and 157,000.
The company’s business outlook for third–quarter revenue, Adjusted EBITDA, and net income reflects several factors, including increased marketing expenses, investments in technology infrastructure and personnel to address a delay in product development efforts, as well as increased quarterly and annual audit fees and expenses related to compliance with the Sarbanes-Oxley Act.
For the full year 2005, the company expects revenue to be between $30.0 million and $32.0 million, Adjusted EBITDA to be between $5.5 million and $6.5 million and GAAP net income to be between $2.5 million and $3.5 million.
Conference Call and Webcast Information
The company will host a conference call and live webcast at 5:30 p.m. ET/2:30 p.m. PT to discuss results for the second quarter of 2005. Separately, a brief slide presentation will be utilized during the call and webcast from the “Investor Center” section of the company’s corporate website (www.planetoutinc.com).
Parties in the United States and Canada can dial 800-240-5318, access code 11035378, to participate in the teleconference. International parties can access the call at 303-262-2211. A telephonic replay will also be available for two weeks after the live call at 800-405-2236 (international parties dial 303-590-3000), access code 11035378.
Use of Non-GAAP Financial Measures
This press release discusses Adjusted EBITDA, a non-GAAP financial measure. Readers should not consider Adjusted EBITDA in isolation or as a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with GAAP. Because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations, it may differ from and not be comparable to similarly titled measures of other companies. A detailed reconciliation of the pro forma measurement data with comparable GAAP measurements has been provided as a table following the condensed financial statements accompanying this announcement.
About PlanetOut Inc.
PlanetOut Inc. (Nasdaq: LGBT) is a leading global online media company offering consumer services, news and entertainment to the lesbian, gay, bisexual and transgender (LGBT) community. The company serves the worldwide LGBT audience through a comprehensive group of branded businesses featuring diverse chat, news, entertainment, travel, dating, personal finance, career, shopping and community services at Gay.com, PlanetOut.com, Kleptomaniac.com and OUT&ABOUT Travel. PlanetOut, based in San Francisco, offers FORTUNE 1000 advertisers access to what it believes to be the most extensive network of gay and lesbian people in the world. Gay.com consistently ranks in the top five, among all Web sites measured, for average time spent at home online per visitor in the U.S., according to Nielsen//NetRatings’ Loyalty Stickiness Report. For more information, please visit www.planetoutinc.com.
Forward-Looking Statements
In addition to the historical information contained herein, this press release contains forward-looking statements, including statements regarding PlanetOut’s anticipated future growth and financial performance, as well as statements containing the words “believes,” “anticipates,” “expects,” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the company’s limited operating history and variability of operating results; the company’s ability to attract and retain subscribers and advertisers; competition; timing of product launches; and the company’s dependence on technology infrastructure and the Internet. Additional information concerning factors that could affect PlanetOut’s future business and financial results is included in the company’s Annual Report on Form 10-K for the year ended December 31, 2004 and other public filings filed from time to time with the Securities and Exchange Commission (SEC), which are available at the SEC’s website at www.sec.gov.
All figures reported today are unaudited and may be subject to change.
Contact:

PlanetOut Inc.
Spencer Moore, 415-834-6476 (Media Relations)
spencer.moore@planetoutinc.com

Demer IR
Peter DeNardo, 415-834-6340 (Investor Relations)
ir@planetoutinc.com

PlanetOut Inc.
Condensed Balance Sheets
(Unaudited, in thousands)

	Jun 30,	Dec 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$43,229	$43,128
Accounts receivable, net	2,417	2,075
Prepaid expenses and other current assets	2,149	2,209

Total current assets	47,795	47,412
Property and equipment, net	8,037	7,011
Goodwill	3,403	3,403
Investment in unconsolidated affiliate	32	57
Other assets	1,096	1,325

Total assets	$60,363	$59,208

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$656	$2,040
Accrued liabilities	2,159	1,469
Deferred revenue	4,141	3,506
Capital lease obligations, current portion	525	998
Notes payable, current portion	236	190

Total current liabilities	7,717	8,203
Capital lease obligations, less current portion	320	491
Notes payable, less current portion	—	142
Deferred rent	1,832	1,608

Total liabilities	9,869	10,444

Stockholders’ equity:
Common stock	17	17
Additional paid-in capital	88,208	88,387
Note receivable from stockholder	(603)	(603)
Unearned stock-based compensation	(891)	(1,619)
Accumulated other comprehensive loss	(114)	(106)
Accumulated deficit	(36,123)	(37,312)

Total stockholders’ equity	50,494	48,764

Total liabilities and stockholders’ equity	$60,363	$59,208

PlanetOut Inc.
Condensed Statements of Operations
(Unaudited, in thousands)

	Three months ended		Six months ended
	Jun 30,	Jun 30,	Jun 30,	Jun 30,
	2005	2004	2005	2004
Revenue:
Subscription services	$5,172	$4,051	$10,025	$7,840
Advertising services	2,566	1,712	3,958	2,809
Transaction services	332	347	752	901

Total revenue	8,070	6,110	14,735	11,550

Operating costs and expenses:
Cost of revenue	2,361	2,014	4,486	4,157
Sales and marketing	2,491	2,315	4,947	3,987
General and administrative	1,615	1,301	2,863	2,596
Depreciation and amortization	848	559	1,668	1,029

Total costs and expenses	7,315	6,189	13,964	11,769
Income (loss) from operations	755	(79)	771	(219)
Other income (expense), net	267	(128)	459	(192)

Income (loss) before income taxes	1,022	(207)	1,230	(411)
Provision for income taxes	(12)	(5)	(41)	(5)

Net income (loss)	1,010	(212)	1,189	(416)
Accretion on redeemable convertible preferred stock	—	(437)	—	(875)

Net earnings (loss) attributable to common stockholders	$1,010	$(649)	$1,189	$(1,291)

Net earnings (loss) per share:
Basic	$0.06	$(0.37)	$0.07	$(0.74)

Diluted	$0.06	$(0.37)	$0.07	$(0.74)

Weighted-average shares used to compute net earnings per share:

Basic (1)	17,092	1,773	17,015	1,749

Diluted (2)	18,269	1,773	18,192	1,749

Adjusted EBITDA (3)	$1,744	$1,189	$2,557	$1,998

(1)	Basic net income (loss) per share attributable to common stockholders is computed using the weighted average of number of common shares outstanding during the period.

(2)	Diluted net income (loss) per share is computed using the weighted average number of common shares that would have been outstanding if the dilutive potential common shares had been issued.

(3)	Adjusted EBITDA is a non-GAAP financial measure and is defined as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation, equity in net income (loss) of unconsolidated affiliate and other income (expense), net. We deduct other income (expense), net, consisting primarily of interest income from net income in calculating Adjusted EBITDA because we regard interest income to be a non-operating item. For clarification, we have provided a reconciliation of Adjusted EBITDA to both net income (loss) and income (loss) from operations because we believe that these are the most comparable GAAP financial measures to Adjusted EBITDA.

PlanetOut Inc.
The following table reconciles the calculation of Adjusted EBITDA with both net income (loss) and income (loss) from operations for the three and six months ended June 30, 2005 and 2004:
(Unaudited, in thousands)

	Three months ended		Six months ended
	Jun 30,	Jun 30,	Jun 30,	Jun 30,
	2005	2004	2005	2004
Net income (loss)	$1,010	$(212)	$1,189	$(416)
Provision for income taxes	12	5	41	5
Other income (expense), net	(267)	128	(459)	192

Income (loss) from operations	$755	$(79)	$771	$(219)
Depreciation and amortization	848	559	1,668	1,029
Stock-based compensation expense	141	709	118	1,188

Adjusted EBITDA	$1,744	$1,189	$2,557	$1,998

PlanetOut Inc.
Supplemental Disclosure of Stock-Based Compensation Expense
(Unaudited, in thousands)

	Three months ended		Six months ended
	Jun 30,	Jun 30,	Jun 30,	Jun 30,
	2005	2004	2005	2004
Stock-based compensation expense:
Cost of revenue	$12	$202	$24	$351
Sales and marketing	20	200	28	287
General and administrative	109	307	66	550

Total stock-based compensation expense	$141	$709	$118	$1,188